American Integrity Insurance Group, Inc. Reports First Quarter 2026 Results
TAMPA, Fla., May 12, 2026 — American Integrity Insurance Group, Inc. (“American Integrity,” “we,” “us,” “our” or
the “Company”) (NYSE: AII), a Tampa-based property and casualty insurance holding company and one of Florida’s leading providers of residential property insurance, today reported financial results for the first quarter of 2026.
As previously disclosed, on May 9, 2025, the Company successfully completed its initial public offering (“IPO”). The financial results for the first quarter of 2026 included in this earnings release are those of American Integrity Insurance
Group, Inc. For the purposes of this earnings release and the financial information provided herein, references to
“American Integrity” or the “Company” prior to the consummation of the IPO refer to American Integrity Insurance
Group, LLC, and such references after the consummation of the IPO refer to American Integrity Insurance Group, Inc.
First Quarter 2026 Highlights:
•Net income available to common shareholders of $19.9 million, or $1.02 per diluted share, compared to $35.9 million, or $2.78 per diluted share, in the first quarter of 2025. Adjusted net income1 available to common shareholders of $20.1 million, or $1.03 per diluted share, compared to $35.9 million, or $2.78 per diluted share, in the first quarter of 2025
•Return on equity of 23.7%, compared to 87.5% for the first quarter of 2025. Adjusted return on equity1 of
23.9%, compared to 87.4% in the first quarter of 2025
•Net premiums earned of $82.2 million, an increase of 25.7% compared to the first quarter of 2025
•Policies-in-force were 437,308 at March 31, 2026, up 14.1% over March 31, 2025
•Combined ratio of 75.0% in the first quarter of 2026, compared to 42.9% in the first quarter of 2025
•Wrote 94,126 new and renewal policies in the voluntary market, an increase of 22% compared to the first quarter of 2025 driven by growth in the Tri-County region and middle-aged roofs within our core state of
Florida and geographic expansion outside of Florida
•Assumed 584 policies, including 42 commercial residential policies, from Citizens Property Insurance
Corporation (“Citizens”), compared to 16,632 policies assumed in the first quarter of 2025. Take-outs decreased as fewer policies from Citizens met our underwriting and targeted profitability standards
•As previously disclosed, our results for the first quarter of 2026 reflected the reduction of the percentage of gross premiums written that is ceded under the non-catastrophe quota share reinsurance arrangement from 40%
to 25%
•$20.0 million special cash dividend paid to stockholders of record in the first quarter of 2026
1 Adjusted net income, adjusted earnings per share and adjusted return on equity are non-GAAP financial measures.
Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning these and other non-GAAP financial measures.
Robert Ritchie, Chief Executive Officer, commented, “We are very pleased with our performance in the first quarter of
2026, which reflects a strong start to the year and continued momentum in our core business. Our results are increasingly being driven by voluntary production, providing a more durable and repeatable foundation for growth as we move forward. We are also seeing meaningful traction across our strategic growth initiatives, including our re-entry into the Tri-County market, our expansion back into the middle-aged home market, and the early development of our commercial residential product - areas where we believe we have a clear competitive advantage. At the same time, we remain focused on disciplined execution, underwriting quality, and maintaining a balanced reinsurance program, and with a strong balance sheet and multiple growth opportunities, we believe we are well positioned to continue delivering consistent, profitable growth over time.”
First Quarter 2026 Commentary
•Gross premiums written in the first quarter of 2026 increased by $7.8 million to $220.0 million from $212.2 million in the first quarter of 2025. The increase was primarily driven by growth in our Voluntary Market writings, reflecting higher new and renewal business.
•Gross premiums earned in the first quarter of 2026 increased by $20.6 million to $230.8 million from $210.2 million in the first quarter of 2025. The increase was due largely to our increase in gross premiums written related to the growth in the Voluntary Market.
•Ceded premiums earned in the first quarter of 2026 increased by $3.8 million to $148.6 million compared to
$144.8 million in the first quarter of 2025. The increase in ceded premiums earned was due to growth in our gross premiums earned, and the windfall from the Citizens take-out resulting in lower ceded catastrophe excess of loss premiums earned for the three months ended March 31, 2025, offset by lower ceded premiums reflecting the reduction in our non-catastrophe quota share reinsurance arrangement.
•Net premiums earned in the first quarter of 2026 increased by $16.8 million to $82.2 million from $65.4 million in the first quarter of 2025. This increase was due largely to the increase in gross premiums earned outpacing the increase in ceded premiums earned.
•Net investment income in the first quarter of 2026 increased $1.6 million to $5.7 million compared to $4.1 million in the first quarter of 2025. The increase in net investment income was due to an increase in invested assets driven by the increased in-force premiums and the proceeds from our IPO.
•Losses and loss adjustment expenses (“LAE”) for the first quarter of 2026 increased $10.8 million to $31.7 million compared to $20.9 million for the first quarter of 2025, primarily driven by higher net premiums earned. The loss ratio was 37.3% for the first quarter of 2026, compared to 30.9% for the first quarter of 2025.
The increase in the loss ratio reflects the impact of the Citizens take-out windfall on net premiums earned for the three months ended March 31, 2025.
•Policy acquisition expenses in the first quarter of 2026 increased by $12.9 million to $16.0 million compared to $3.1 million in the first quarter of 2025. The increase was primarily driven by the increase in policies written during the first quarter of 2026, the windfall from Citizens take-outs during the first quarter of 2025, and less ceding commission due to the reduction in our non-catastrophe quota share reinsurance arrangement from 40%
to 25% on January 1, 2026.
•General and administrative expenses in the first quarter of 2026 increased by $11.0 million to $16.0 million from $5.0 million in the first quarter of 2025. The increase was primarily driven by lower ceding commissions associated with a reduction in our non-catastrophe quota share reinsurance arrangement from 40% to 25% on
January 1, 2026.
•The expense ratio was 37.6% for the first quarter of 2026 compared to 12.0% for the first quarter of 2025. The combined ratio was 75.0% for the first quarter of 2026 compared to 42.9% for the first quarter of 2025.
•Income tax expense was $7.3 million and $4.8 million for the first quarter of 2026 and 2025, respectively. Our effective tax rate for the three months ended March 31, 2026 and 2025 was 26.9% and 11.2%, respectively.
The increase in the effective tax rate was primarily due to the absence of discrete tax benefits recognized in the prior year period, as the 2025 period included a $24 million pretax income adjustment related to non-taxable entities that resulted in $5.0 million of discrete tax benefits. For the three months ended March 31, 2026, our effective tax rate differed from the U.S. federal statutory rate of 21% primarily due to state income taxes.
•Shareholders’ equity was $335.5 million as of March 31, 2026, compared to $337.0 million as of December
31, 2025. Growth in shareholders’ equity through retained earnings was offset by a $20.0 million special cash dividend paid to stockholders during the period.
Results of Operations

	Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change	% Change
Gross premiums written	$220,004	$212,150	$7,854	3.7%
Change in gross unearned premiums	10,768	(1,994)	12,762	(640.0)%
Gross premiums earned	230,772	210,156	20,616	9.8%
Ceded premiums earned	(148,564)	(144,754)	(3,810)	2.6%
Net premiums earned	82,208	65,402	16,806	25.7%
Policy fees	2,745	2,204	541	24.5%
Net investment income	5,652	4,103	1,549	37.8%
Net realized gains (losses) on investments	53	16	37	231.3%
Other income (loss)	273	161	112	69.6%
Total Revenues	90,931	71,886	19,045	26.5%
Losses and loss adjustment expenses	31,725	20,862	10,863	52.1%
Policy acquisition expenses	15,985	3,107	12,878	414.5%
General and administrative expenses	15,966	5,008	10,958	218.8%
Total Expenses	63,676	28,977	34,699	119.7%
Income before taxes	27,255	42,909	(15,654)	(36.5)%
Income tax expense	7,345	4,813	2,532	52.6%
Net Income	$19,910	$38,096	$(18,186)	(47.7)%
Loss ratio(1)	37.3%	30.9%
Expense ratio(2)	37.6%	12.0%
Combined ratio(3)	75.0%	42.9%
Return on equity(4)	23.7%	87.5%
(1)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(2)Expense ratio is the ratio of policy acquisition and general and administrative expenses to net premiums earned plus policy fees.
(3)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(4)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.
Policies in-force and in-force premiums
Policies in-force represents the number of active insurance policies with coverage in effect as of the end of the period referenced. We utilize the change in the number of policies in-force to assess the trajectories of our operations. In-force premium represents the annual premium for active insurance policies with coverage in effect as of the end of the period referenced.

	March 31,
($ in thousands)	2026	2025	% Change
Policies In-Force	437,308	383,332	14.1%
In-Force Premium	$974,806	$909,539	7.2%
Policies in-force were 437,308 as of March 31, 2026, an increase of 14.1% compared to policies in-force of
383,332 as of March 31, 2025. The increase in our policies in-force was primarily due to new policies written through the voluntary market and the 2025-2026 Citizens take-outs.
Reconciliation of Non-GAAP Financial Measures:
Adjusted net income and adjusted earnings per share
Adjusted net income is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense in connection with our IPO and certain non-recurring or non-
cash expenses, including those incurred in connection with our IPO, net of tax. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance excluding the impact of realized gains and losses on the sale of securities, which we do not view as core to the underlying trends in our business. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Net income decreased $18.2 million, or 47.7%, to $19.9 million for the three months ended March 31, 2026 from
$38.1 million for the three months ended March 31, 2025. Adjusted net income decreased $18.0 million, or
47.1%, to $20.1 million for the three months ended March 31, 2026 from $38.1 million for the three months ended March 31, 2025. The decrease was primarily driven by less windfall from the Citizens take-out program, partially offset by growth in the voluntary market.
Adjusted earnings per share is a non-GAAP measure, which is calculated as adjusted net income available to common shareholders divided by weighted average diluted common shares outstanding. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends.
Adjusted net income and adjusted earnings per share for the three months ended March 31, 2026 and 2025 reconcile to net income and earnings per share, respectively, as follows:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net Income	$19,910	$38,096
Add:
One-time non-recurring expenses(1)	329	—
Less:
Net realized gains on Investments	53	16
Tax effect(2)	58	(4)
Adjusted net income	$20,128	$38,084
Adjusted income allocated to participating securities	—	2,190
Numerator:
Adjusted net income available for common shareholders	20,128	35,894
Denominator:
Weighted average common shares outstanding:
Basic	19,579,035	12,904,495
Diluted	19,579,308	12,904,495
Earnings per share(3):
Basic	$1.02	$2.78
Diluted	$1.02	$2.78
Adjusted earnings per share:
Basic	$1.03	$2.78
Diluted	$1.03	$2.78
(1)Material non-recurring items that we do not expect to continue in the future and believe are not reflective of our ongoing operations and our performance.
(2)We included the tax impact of all adjustments to adjusted net income using the U.S. federal statutory corporate tax rate of
21%. While the Company’s actual effective tax rates for the three months ended March 31, 2026 and 2025 were 26.9%
and 11.2% respectively, the use of the statutory rate provides a consistent and simplified approach for comparability.
This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes. The tax effect row is presented exclusive of the change in tax status impact.
(3)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Adjusted return on equity
Adjusted return on equity is a non-GAAP financial measure defined as adjusted net income divided by the average of beginning and ending shareholders’ equity during the applicable period and is annualized for periods of less than one year. We use adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our underlying business performance. Adjusted return on equity should not be viewed as a substitute for any metrics calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.
Adjusted return on equity for the three months ended March 31, 2026 and 2025 reconciles to return on equity as follows:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net income	$19,910	$38,096
Average beginning and ending shareholders’ equity(1)	336,253	174,226
Return on equity	23.7%	87.5%
Adjusted net income (after tax)(2)(3)	$20,128	$38,084
Average shareholders’ equity	336,253	174,226
Adjusted return on equity(2)(3)	23.9%	87.4%
(1)Average beginning and ending shareholders’ equity represents the average of shareholders' equity at the beginning and end of the period presented.
(2)Adjusted return on equity is the adjusted net income (after tax) divided by the average beginning and ending shareholders’ equity. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.
(3)We included the tax impact of all adjustments to adjusted net income using the US federal statutory corporate tax rate of
21%. While the Company’s actual effective tax rates for the three months ended March 31, 2026 and 2025 were 26.9%
and 11.2% respectively, the use of the statutory rate provides a consistent and simplified approach for comparability.
This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes.
Net underlying loss and loss adjustment expense ratio
Net underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the net underlying loss and LAE ratio by subtracting current year net catastrophe losses and prior year net reserve development from total net losses and LAE and dividing that amount by the sum of total net premiums earned plus policy fees. We use the net underlying loss and LAE ratio to allow us to analyze our loss trends before the impact of catastrophe losses and prior year reserve development. These two items can have a significant impact on our loss trends in a given period. We believe it is useful for investors to evaluate these components both separately and in the aggregate when reviewing our performance. The most directly comparable GAAP measure is net loss and LAE ratio. The net underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following table summarizes the loss and LAE ratios and net underlying loss and LAE ratios for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Total Net Premiums Earned	$82,208	$65,402
Plus: Policy Fees	2,745	2,204
Total Net Premiums Earned Plus Policy Fees	84,953	67,606
Losses and Loss Adjustment Expenses, Net	$31,725	$20,862
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	37.3%	30.9%
Less:
Current Year Net Catastrophe Losses	—	—
Prior Year Net Reserve Development	—	579
Underlying Loss and Loss Adjustment Expenses, Net	$31,725	$20,283
Net Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	37.3%	30.0%
Gross underlying loss and loss adjustment expense ratio
Gross underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the gross underlying loss and LAE ratio by adding net underlying loss and LAE and ceded non-catastrophe losses and dividing that amount by the sum of total gross earned premium and policy fees. We use the gross underlying loss and LAE ratio to analyze our loss trends before the impact of reinsurance.
We believe it is useful for investors to evaluate the cost of non-catastrophe losses for every dollar of gross premium earned. The most comparable GAAP measure is the net loss and LAE ratio. The gross underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following table summarizes the gross underlying loss and LAE ratios for the three months ended March 31,
2026 and 2025:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Total Gross Premiums Earned	$230,772	$210,156
Plus: Policy Fees	2,745	2,204
Total Gross Premiums Earned Plus Policy Fees	233,517	212,360
Losses and Loss Adjustment Expenses, Net	31,725	20,862
Less:
Current Year Net Catastrophe Losses	—	—
Prior Year Net Reserve Development	—	579
Underlying Loss and Loss Adjustment Expenses, Net	$31,725	$20,283
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	12,762	14,020
Gross Underlying Loss and Loss Adjustment Expenses	$44,487	$34,303
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	37.3%	30.9%
Gross Underlying Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	19.1%	16.2%
Conference Call
As previously announced, American Integrity will hold a conference call to discuss its first quarter 2026 results at
9:30 a.m. Eastern Time on May 13, 2026. The call can be accessed by dialing +1 (585) 542-9983 (U.S. Local), or
+1 (833) 461-5787 (U.S. Toll-Free), and using the conference ID code: 597233559. Please call the conference telephone number 10 minutes before the start time. The earnings call can also be accessed by clicking the webcast link available on the Investor Relations section of the Company’s website at www.aii.com.
A replay of the call will be available after 12:00 p.m. Eastern Time on the same day as the call and will be accessible at https://events.q4inc.com/attendee/597233559. The replay can also be accessed via the Investor
Relations section of the Company’s website at www.aii.com.
The replay will be available for one year.
About American Integrity Insurance Group, Inc.
American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Built on a foundation of integrity, resilience, and service, the Company’s mission is to be the most trusted and responsive insurance solution in the markets it serves. Founded in 2006 and headquartered in Tampa, American Integrity is committed to protecting policyholders with strength and purpose—today and for generations to come. For more information, visit www.aii.com.
Forward-Looking Statements
Certain statements in this press release and on the related teleconference call may be forward-looking statements.
All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage;
expectations on future growth; future Citizens take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses;
geographic expansion; reduction of our quota share; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses; and our plans regarding our capital expenditures and investment portfolios. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,”
“plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.
Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions, which can be unpredictable; our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims; the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct substantially all of our business in Florida; changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions; the severity and frequency of catastrophe events of which are unpredictable; dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write; reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers; our ability to pursue Citizens take-out opportunities; cyclical changes in the insurance industry; our ability to obtain reinsurance coverage at commercially reasonable rates, or at all; credit risk of our reinsurers who may suffer a downgrade; the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite; the possibility that our information technology systems may fail or be disrupted; our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion; the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims; the possibility that actual renewals of our existing policies will not meet expectations; increased competition and market conditions, including changes in our financial stability and credit ratings; the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face;
mandatory assessments or competition from government entities may create short-term liabilities or affect our ability to underwrite more policies; and other risks identified in “Risk Factors” in our reports filed with the
Securities and Exchange Commission. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
Company Contact:
Brian Foley, CFO
American Integrity Insurance Group, Inc.
bfoley@aii.com
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost of $347,017 and $327,910, respectively)	$347,264	$330,489
Short-term investments (amortized cost of $2,480 and $18,121, respectively)	2,479	18,121
Total investments	349,743	348,610
Cash and cash equivalents	171,182	203,902
Restricted cash	55,169	40,217
Premiums receivable, net	44,432	45,031
Accrued investment income	3,072	3,458
Prepaid reinsurance premiums	157,888	275,093
Reinsurance recoverable, net	275,290	269,056
Net reinsurance commission receivable	58,871	—
Property and equipment, net	6,390	5,718
Right-of-use assets – operating leases	35,702	449
Deferred income tax asset, net	8,943	8,636
Other assets	8,372	24,904
Total assets	$1,175,054	$1,225,074
Liabilities and shareholders’ equity
Liabilities:
Unpaid losses and loss adjustment expenses	$264,857	$266,591
Income tax payable	4,734	2,680
Unearned premiums	470,789	481,557
Reinsurance payable	5,350	78,526
Advance premiums	25,892	11,752
Long-term debt	515	618
Lease liabilities – operating leases	32,652	458
Deferred policy acquisition costs, net of unearned ceding commissions	8,804	12,902
Other liabilities and accrued expenses	25,978	32,968
Total liabilities	$839,571	$888,052
Shareholders’ equity:(1)
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,581,343 shares issued and outstanding at March 31, 2026 and 19,579,009 shares issued and outstanding at December 31, 2025	20	20
Additional paid-in capital	106,162	105,896
Accumulated other comprehensive income, net of taxes	184	1,928
Retained earnings	229,117	229,178
Total shareholders’ equity	335,483	337,022
Total liabilities and shareholders’ equity	$1,175,054	$1,225,074
(1)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended March 31,

	2026	2025
Revenues:
Gross premiums written	$220,004	$212,150
Change in gross unearned premiums	10,768	(1,994)
Gross premiums earned	230,772	210,156
Ceded premiums earned	(148,564)	(144,754)
Net premiums earned	82,208	65,402
Policy fees	2,745	2,204
Net investment income	5,652	4,103
Net realized gains (losses) on investments	53	16
Other income (loss)	273	161
Total revenues	$90,931	$71,886
Expenses:
Losses and loss adjustment expenses, net	$31,725	$20,862
Policy acquisition expenses	15,985	3,107
General and administrative expenses	15,966	5,008
Total expenses	$63,676	$28,977
Income before income taxes	27,255	42,909
Income tax expense	7,345	4,813
Net income	$19,910	$38,096
Other comprehensive income (loss):
Unrealized holding gains on available-for- sale securities, net of taxes	(1,705)	457
Reclassification adjustment for net realized gains (losses), net of taxes	(39)	(12)
Total other comprehensive income	(1,744)	445
Comprehensive income	$18,166	$38,541
Earnings per share:(1)
Basic earnings per share	$1.02	$2.78
Diluted earnings per share	$1.02	$2.78
Weighted average shares outstanding – Basic	19,579,035	12,904,495
Weighted average shares outstanding – Diluted	19,579,308	12,904,495
(1)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Consolidated Statements of Cash Flows
(In thousands)

	For the Three Months Ended March 31,
	2026	2025
Cash flows provided by (used in) operating activities
Net income	$19,910	$38,096
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	266	—
Amortization and depreciation	798	497
Deferred income taxes	282	(1,090)
Net realized (gains)	(53)	(16)
Changes in operating assets and liabilities:
Premiums receivable	599	(4,899)
Accrued investment income	386	238
Prepaid reinsurance premiums	117,205	89,856
Reinsurance recoverable	(6,234)	22,394
Net reinsurance commission receivable	8,312	—
Other assets	13,534	8,879
Unpaid losses and loss adjustment expense	(1,734)	(44,089)
Unearned premiums	(10,768)	1,994
Reinsurance payable	(140,359)	(55,072)
Advance premiums	14,140	13,950
Income taxes payable (recoverable)	2,054	6,418
Operating lease payments	389	(501)
Deferred policy acquisition costs, net unearned ceding commissions	(4,098)	(5,095)
Other liabilities and accrued expenses	(7,837)	(3,475)
Net cash provided by operating activities	6,792	68,085
Cash flows provided by (used in) investing activities
Purchases of property and equipment	(1,267)	(108)
Proceeds from sales and maturities of fixed maturity securities	20,534	59,870
Purchases of fixed maturity securities	(39,424)	(51,419)
Proceeds from sales and maturities of short-term investments	22,659	—
Purchases of short-term investments	(6,988)	—
Net cash provided by (used in) investing activities	(4,486)	8,343
Cash flows provided by (used in) financing activities
Cash dividends paid	(19,971)	—
Cash distributions to members(1)	—	(14,875)
Repayment of long-term debt	(103)	(103)
Net cash used in financing activities	(20,074)	(14,978)
Net increase in cash, cash equivalents and restricted cash	(17,768)	61,450
Cash, cash equivalents and restricted cash at beginning of year	244,119	179,272
Cash, cash equivalents and restricted cash at end of period	$226,351	$240,722
(1)The distributions were made to members prior to the IPO.